 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of TOR Minerals International, Inc. of our report dated March 24, 2011 with respect to the consolidated financial statements of TOR Minerals International, Inc. and Subsidiaries as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ UHY LLP
UHY LLP
Houston, Texas
June 21, 2011